                                                                  Exhibit (8)(d)

                               SECOND AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      Among
                        VARIABLE INSURANCE PRODUCTS FUND,
                        FIDELITY DISTRIBUTORS CORPORATION
                                       and
                     KEMPER INVESTORS LIFE INSURANCE COMPANY

                  THIS SECOND AMENDMENT, made and entered into as of the 1st day of August, 1998, is made a part of the PARTICIPATION AGREEMENT made and entered into as of the 1st day of May, 1996, as previously amended by Amendment made and entered into as of the 1st day of May, 1998 (hereinafter the "Agreement"), by and among KEMPER INVESTORS LIFE INSURANCE COMPANY (hereinafter the "Company"), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as it may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

                  WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                  WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under the Agreement (each such series hereinafter referred to as a "Portfolio"); and

                  WHEREAS, the Company has registered certain variable life contracts under the 1933 Act; and

                  WHEREAS, the Company has organized a segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable life contracts, and has registered such Account as a unit investment trust under the 1940 Act; and

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account to fund certain of the aforesaid variable life contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

                  WHEREAS, the Company, the Fund and the Underwriter desire hereby to further amend the Agreement to effect such changes;

                  NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter hereby agree as follows:

                  1. Schedule A (As amended May 1, 1998) Separate Accounts and Associated Contracts to the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule A (As amended August 1, 1998) Separate Accounts and Associated Contracts.

                  2. Schedule C (As amended May 1, 1998) to the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule C (As amended August 1, 1998).

                  3. Except as amended by this Second Amendment, all other provisions, conditions and terms of the Agreement shall continue in full force and effect.

                IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first specified above.



                  KEMPER INVESTORS LIFE INSURANCE COMPANY



                  By:  /s/ Otis R. Heldman, Jr.
                      -----------------------------------------
                      Otis R. Heldman, Jr., Marketing Officer




                       [Signatures Continued on Next Page]

                  VARIABLE INSURANCE PRODUCTS FUND


                  By:  /s/ Robert C. Pozen
                      ----------------------------------------
                      Robert C. Pozen, Senior Vice President


                  FIDELITY DISTRIBUTORS CORPORATION


                  By:  /s/ Kevin J. Kelly
                      ----------------------------------------
                      Kevin J. Kelly, Vice President

                                   Schedule A
                           (As amended August 1, 1998)

                   Separate Accounts and Associated Contracts


Name of Separate Account and                         Policy Form Numbers of Contracts Funded
Date Established by Board of Directors               by Separate Account

KILICO Variable Annuity Separate                     Kemper Advantage III (Policy Form Series
Account (May 29, 1981)                               L-1000)

KILICO Variable Separate Account                     Kemper Power V (Policy Form Series
(January 22, 1987)                                   S-6003)

KILICO Variable Separate Account - 2                 First Foundation VLJL (Policy Form Series
(January 17, 1997)                                   L-8161, L-8161CV, L-8162, L-8162CV)


                                   SCHEDULE C
                           (As amended August 1, 1998)


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

         Kemper Advantage III

Investors Fund Series (formerly Kemper Investors Fund)
         Kemper Money Market Portfolio
         Kemper Total Return Portfolio
         Kemper High Yield Portfolio
         Kemper Growth Portfolio (formerly Equity Portfolio)
         Kemper Government Securities Portfolio
         Kemper International Portfolio
         Kemper Small Cap Growth Portfolio (formerly Small Capitalization Equity
                  Portfolio)
         Kemper Investment Grade Bond Portfolio
         Kemper Small Cap Value Portfolio
         Kemper Contrarian Value Portfolio (formerly Value Portfolio)
         Kemper Horizon 5 Portfolio
         Kemper Horizon 10+ Portfolio
         Kemper Horizon 20 + Portfolio
         Kemper Value & Growth Portfolio

Janus Aspen Series
         Aggressive Growth Portfolio
         Growth Portfolio
         Worldwide Growth Portfolio
         Balanced Portfolio
         Short-Term Bond Portfolio

Lexington Natural Resources Trust
         Lexington Emerging Markets Fund

Fidelity Insurance Products Fund II
         Asset Manager Portfolio
         Index 500 Portfolio
         Contrafund Portfolio

                                   SCHEDULE C
                           (As amended August 1, 1998)
                                   (Continued)



         Kemper Power V

Investors Fund Series (formerly Kemper Investors Fund)
         Kemper Money Market Portfolio Kemper Total Return Portfolio Kemper High Yield Portfolio
         Kemper Growth Portfolio
         Kemper Government Securities Portfolio
         Kemper International Portfolio
         Kemper Small Cap Growth Portfolio

American Skandia Trust
         Lord Abbett Growth and Income Portfolio
         JanCap Growth Portfolio
         T. Rowe Price International Equity Portfolio
         T. Rowe Price Asset Allocation Portfolio
         Founders Capital Appreciation Portfolio
         INVESCO Equity Income Portfolio
         PIMCO Total Return Bond Portfolio
         PIMCO Limited Maturity Bond Portfolio
         Neuberger & Berman Mid-Cap Growth Portfolio

Fidelity Variable Insurance Products Fund II
         Contrafund Portfolio
         Index 500 Portfolio

Fidelity Variable Insurance Products Fund III
         Growth Opportunities Portfolio

Scudder Variable Life Investment Fund
         International (B-Shares) Portfolio
         Growth and Income (B-Shares) Portfolio

                                   SCHEDULE C
                           (As amended August 1, 1998)
                                   (Continued)



         First Foundation VUL

Evergreen Variable Annuity Trust
         Evergreen VA Fund
         Evergreen VA Growth and Income Fund
         Evergreen VA Foundation Fund
         Evergreen VA Global Leaders Fund
         Evergreen VA Strategic Income Fund
         Evergreen VA Aggressive Growth Fund
         Evergreen VA Small Cap Equity Income Fund
         Evergreen VA International Growth Fund

Goldman Sachs Variable Insurance Trust
         Goldman Sachs International Equity Fund
         Goldman Sachs Global Income Fund

Morgan Stanley Universal Funds, Inc.
         Morgan Stanley High Yield Portfolio
         Morgan Stanley U.S. Real Estate Portfolio

Fidelity Variable Insurance Products Fund II
         Contrafund Portfolio
         Index 500 Portfolio



fidamend

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